SEPARATION AGREEMENT
                              --------------------


               SEPARATION AGREEMENT (the "Agreement"), dated as of February 10, 1999, by and between OLSTEN CORPORATION, a Delaware corporation, formerly (the "Company"), and FRANK N. LIGUORI ("Executive").

               WHEREAS, the Company and Executive have mutually agreed that it is in their respective best interests for the Executive to retire from employment with the Company and have determined to settle all of their respective rights and obligations in respect of his Employment Agreement (as defined below) and other matters pertaining to Executive's services with the Company;

               NOW, THEREFORE, in consideration of their mutual promises, the Company and Executive agree as follows:

               1. Resignation from Officer and Board Positions. Effective as of the date hereof, the Executive hereby resigns (i) as Chairman of the Board of Directors and Chief Executive Officer, and as a member of the Board of Directors of the Company, (ii) from employment with the Company and each of its subsidiaries and affiliates and (iii) from each other officer or executive position held with the Company and each directorship or officer or executive position held with each of the Company's subsidiaries or affiliates.

               2. Cancellation of the Employment Agreement. Executive and the Company are parties to an Amended and Restated Employment Agreement, dated as of March 28, 1994, amended as of March 27, 1996 (as amended, the "Employment Agreement"). The Employment Agreement is hereby canceled and the parties shall have no further obligations to each other thereunder (other than for the Company's obligations to pay compensation earned prior to the date hereof). In consideration of the cancellation of the Employment Agreement, the Company shall make the payment described in Section 4 on or as soon as practicable (but not later than 5 business days) after the date hereof.

               3. Consulting Services. During the period beginning on the date hereof and continuing until February 10, 2000 (the "Consulting Period"), Executive shall provide to consulting services commensurate with his status and experience with respect to such matters as shall be reasonably requested from time to time by the Chief Executive Officer of the Company.). Executive shall provide consulting services to Company as needed and when reasonably requested, provided that, without his prior consent, Executive shall not be required to devote more than 25 hours in any calendar month to the performance of any consulting services hereunder. Executive shall determine the time and location at which he shall perform such services, subject to the right of the Company to reasonably request by advance written notice that such services be performed at a specific time and at a specific location. Executive shall honor any such request unless he has a conflicting business commitment that would preclude him from performing such services at the time and/or place requested by the Company, and in such circumstances shall make reasonable efforts to arrange a mutually satisfactory alternative. Company shall use its reasonable best efforts not to require the performance of consulting services in any manner that unreasonably interferes with any other business activity of Executive.

               (b) Executive shall not, solely by virtue of the consulting services provided hereunder, be considered to be an officer or employee of the Company, and shall not have the power or authority to contract in the name of or bind the Company. Executive shall not, by reason of the services performed hereunder, be entitled to participate in any employee benefits plan made available to any employee of the Company.

               (c) In respect of the services to be performed hereunder, the Company shall pay Executive the aggregate amount of $225,000, in four equal quarterly installments of $56,250, with the first installment due within ten business days of the date hereof, and each subsequent quarterly payment due on May 10, August 10 and November 10 of 1999.

               4. Payment In Respect of Contract Cancellation. As soon as practicable, but in no event later than five business days after the date hereof, the Company shall pay Executive $6,887,500.

               5. Benefits. Except as otherwise expressly provided herein, Executive's participation in, and coverage under any and all Company provided benefit plans, policies and arrangements, including, without limitation, those available only to Executive or generally available to its employees or executives, shall cease on the date hereof. The Company shall provide Executive and his eligible dependents with medical and dental coverage, on the same basis as though Executive had continued in the employ of the Company, from and after the date hereof and until March 31, 2002. If at any time that medical coverage is required to be provided to Executive or his spouse hereunder, coverage is not available to a former employee of the Company or his or her spouse or dependents for any reason under the Company's generally applicable employee benefit plans, the Company shall provide coverage (as otherwise required hereunder) which is comparable to that provided at such time to senior officers of the Company. For purposes of determining Executive's entitlement to continue his medical benefits coverage (and that of his eligible dependents) at his own expense under the provisions of the Consolidated Omnibus Reconciliation Act shall be determined assuming that March 31, 2002 is the date as of which his eligibility for such medical coverage from the Company ceases. Executive shall have the right to the continued use of his current leased vehicle until the earlier of the expiration of the lease currently in effect with respect thereto and March 31, 2002.

               6. Expenses. The Company shall reimburse Executive for any reasonable business expenses incurred prior to February 10, 1999 in accordance with the Company's generally applicable policies, subject to appropriate documentation and review. Any such expenses shall be submitted directly to the Company's Chief Financial Officer within thirty days of the date hereof.
















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
               7. Stock Options. All stock options currently held by Executive which are not currently exercisable shall, in any and all events, be and become exercisable at the same time at, and to the same extent as, which they would have become exercisable by Executive had he continued in the Company's employ through March 31, 2004, all as in accordance with the terms of the 1994 Stock Incentive Plan and any applicable option agreements (including, without limitation, the Change of Control provisions thereof). Each currently exercisable option and each option that shall hereafter become exercisable in accordance with the preceding provisions of this Section 7 shall be exercisable by Executive (or, in the event of his death, his beneficiary) until March 31, 2004. Any stock options that have not been exercised prior to March 31, 2004 shall lapse and be canceled automatically without any further action.

               8. Retirement Benefits. The parties agree that the actuarial reduced early retirement benefit payable to Executive pursuant to the Company's Supplemental Executive Retirement Plan ("SERP"), stated as a straight life annuity at age 55 and prior to any reductions therefrom in accordance with the formula set forth in Section 3.3 of the SERP (entitled "Integration of Other Benefits and Computation of Actual Plan Benefit"), shall be $600,000. If Executive chooses a later retirement date or a different optional form of benefit, the amount actually payable to Executive shall be the actuarial equivalent of such benefit, as determined in accordance with the terms and conditions of the SERP.

               9. Negative Covenants for the Benefit of the Company

               (a) Non-Competition. Until February 10, 2000 Executive will not, in any geographic location in which the Company is currently engaged in business, directly or indirectly, own, manage, operate, control, be employed by, participate in, provide consulting services to, or be connected in any manner with the ownership, management, operation or control of any business similar to the type of business(es) principally conducted by the Company, except Executive may own for investment purposes up to 1% of the capital stock of any company whose stock is publicly traded.

               (b) Nonsolicitation of Employees. Until February 10, 2001, without the advance written consent of the Company's Chief Executive Officer, Executive will not solicit or otherwise induce any employee of the Company or its subsidiaries to leave the employ of the Company or any such subsidiary or to become associated, whether as an executive, officer, partner, director or otherwise, with any business organization, and will not, directly or indirectly, hire or assist any other person, organization or entity, in hiring any person, who is or, at any time during the then immediately preceding six month period, was in the employ of the Company or any of its subsidiaries.















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               (c) Nonsolicitation of Clients and Customers.  Until February 10,
2001, Executive will not, directly or indirectly, either individually or as owner, partner, agent, employee, consultant or otherwise

       (i) solicit or otherwise attempt to establish for himself or any other person, firm or entity, any business relationship with any person, firm or corporation which is, or was at any time during the twelve month period ended on February 10, 1999 a client or customer of the Company or any subsidiary of the Company (hereafter called the "Company Group").

       (ii) take any actions which are intended by Executive to disrupt in any significant way, or which Executive should reasonably expect to materially disrupt, any existing relationship between any member of the Company Group and any of its clients or customers; or

       (iii) otherwise take advantage of the knowledge and information that Executive has obtained during his period of employment by any action where Executive's primary intention is to cause harm to the business of any member of the Company Group.

               (d) Cash Payment. In consideration of the covenants made by Executive hereunder, the Company shall pay him a single lump amount of $1,500,000 as soon as practicable, but in no event later than five business days after the date hereof.

               10.  Non-disclosure.  Without  the prior  written  consent of the
Company, except to the extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency, Executive shall not disclose or use in any way for his personal benefit or for the benefit of any third party, any trade secrets, customer lists, provider lists, product development and related information, marketing plans and related information, sales plans and related information, management organization and related information, operating policies and manuals, business plans and related information, financial records and related information or other financial, commercial, business or technical information related to the Company or any of its subsidiaries to any third person unless such information has been previously disclosed to the public by the Company or has become public knowledge other than by a breach of this Agreement.

               11. No Disparaging Comments. Executive shall not make disparaging or derogatory comments about the Company or any of its employees or directors, and the Company shall not make disparaging or derogatory comments about the Executive except, in each case, to the extent required by law, and only after consultation with the other party to the maximum extent possible to maintain goodwill for such party. The Company and Executive will agree upon a mutually acceptable press release regarding his separation from the Company.











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
               12. Third-Party Litigation. Executive shall, at the request of the Company and for no additional consideration, assist the Company and cooperate in the defense and/or investigation of any third party claim or any investigation or proceeding, whether actual or threatened, including, without limitation, participating as a witness in any litigation, arbitration, hearing or other proceeding between the Company and a third party or any government body.

               13. Interpretation and Arbitration. (a) Reformation. If any provision of Section 9 or 10 is determined by the arbitrator(s) referred to below not to be enforceable in the manner set forth in this Agreement, the Company and Executive agree that it is the intention of the parties that such provision should be enforceable to the maximum extent possible under applicable law and that the arbitrator(s) shall reform such provision to make it enforceable in accordance with the intent of the parties.

               (b) Arbitration. Any controversy or claim arising out of or relating to this Agreement, directly or indirectly, or the performance or breach thereof, will be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration will be held in New York, New York, or such other place as may be agreed upon at the time by the parties to the arbitration.

               (c) Remedies. The parties acknowledge and agree that a breach of Executive's obligations under Section 9, 10 or 11 could cause irreparable harm to the Company for which the Company would have no adequate remedy at law, and further agree that, notwithstanding the agreement of the parties to arbitrate controversies or claims as set forth above, the Company may apply to a court of competent jurisdiction to seek to enjoin preliminarily or permanently any breach or threatened breach of Executive's obligations under Section 9, 10 or 11. Executive and the Company further agree that if Executive breaches of any of his obligations under Section 9 or 10 (but not Section 11) and the arbitrator determines such breach to be material, the Company shall be entitled to liquidated damages in the amount of $1,000,000, in the event that the breach occurs on or before February 10, 2000, and $500,000, in the event that the breach occurs after February 10, 2000 and on or before February 10, 2001, it being agreed that the amount of actual damages that the Company will suffer as a result of such breach will not be ascertainable. The Company shall not in any way impair, encumber or, in any way, attempt to affect the rights of Executive in respect of the stock options referred to in Section 7. Any remedies available to the Company hereunder shall be cumulative and not mutually exclusive. Executive agrees that the Company may elect to recover any such award of damages from amounts otherwise payable to him under Section 8.















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
               14. Release; Indemnity.

               (a) Release in Favor of the Company. In consideration of a payment of $1,500,000, to be made in a single lump sum, on the eighth business day following execution thereof (but if, and only if, the release referred to below has not been revoked in accordance with its terms), Executive shall execute the release in favor of the Company attached hereto as Exhibit A. Such release shall pertain to any and all claims that Executive may now have or may hereafter have against the Company or any of its predecessors, subsidiaries or affiliates arising out of or in connection with Executive's employment with, or service as an officer or a director of, the Company or any of its subsidiaries, other than any claim for the benefits to be provided to Executive under this Agreement or under any of the Company's applicable employee benefit plans (other than any severance plan or policy or any other benefit plan or program specifically referred to in this Agreement and for which payment is made in accordance with the terms hereof, which payment is stated to be in satisfaction of Executive's rights thereunder ). If such release is revoked by Executive as permitted thereunder, this Section 14 shall be rendered void and without effect, and the Company shall have no obligation to make the payment provided for in this Section 14, (y) all of Executive's stock options described in Section 7 which are not exercisable on the date hereof shall be forfeited and (z) Executive's currently exercisable stock options shall only be exercisable for 30 days after the date hereof. Except as provided in the immediately preceding sentence, upon any such revocation, all other provisions of this Agreement shall remain in full force and effect.

               (b) Indemnity. The Company shall indemnify Executive with respect to any third party claim arising out of, or related to, his service as an officer, director or employee of the Company or any of its subsidiaries to the same extent and on the same terms conditions as shall apply from time to time to the Company's then current officers and directors under the Company's generally applicable policies regarding indemnification.

               15. Withholding. All cash payments to be made hereunder shall be net of all applicable income and employment taxes required to be withheld therefrom. To the extent any compensation is payable to Executive hereunder other than in cash, Executive shall be required to pay the Company an amount equal to all applicable income and employment taxes required to be withheld with respect thereto.




















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
               16. Miscellaneous. This Agreement may be amended only by a written instrument signed by the Company and Executive. Except with respect to any other agreement between the Company and Executive that is specifically referenced herein and intended to continue beyond the execution of this Agreement, this Agreement shall constitute the entire agreement between the Company and Executive with respect to the subject matter hereof. This Agreement shall be governed by the laws of the State of New York, other than the provisions thereof relating to conflict of laws. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs (in the case of Executive) and assigns. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. In the event that any of the terms and conditions of this Agreement is or becomes invalid or unenforceable, the remaining provisions shall remain in force. Any notices to be given and any payments to be made hereunder shall be delivered in hand or sent by registered mail, return receipt requested, to the respective party at (i) the Company's headquarters, if notice shall be to the Company, or (ii) the address of Executive's permanent residence as listed on the Company's records from time to time or to such other address as either such party shall direct in accordance with the requirements of this Section 16.

               17. Legal Fees. The Company shall promptly pay to Pollack & Kaminsky $50,000 in respect of legal fees incurred in connection with advising with respect to and negotiating this Separation Agreement.

               IN WITNESS WHEREOF, the parties have executed this Separation Agreement effective as of the day first written above.

                                 OLSTEN CORPORATION

                                 By: /s/ William P. Costantini
                                 -----------------------------
                                 Title:   Executive Vice President
                                          and General Counsel


                                  FRANK N. LIGUORI

                                  /s/ Frank N. Liguori
                                  --------------------



















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
                                                                      Exhibit A

[COMMENT1]                   FULL AND FINAL RELEASE


               Frank N.  Liguori  (hereinafter  "EXECUTIVE"),  in  exchange  for sufficient consideration, on behalf of himself, his family, his heirs and assigns, irrevocably and unconditionally releases Olsten Corporation, any predecessors in interest, whether or not incorporated, any subsidiary corporations, any affiliated entities whether or not incorporated, the employees, agents, officers, directors, and shareholders of all such entities and any person or entity which may succeed to the rights and liabilities of such persons or entities by assignment or otherwise (hereinafter the "Company"), from all claims, controversies, liabilities, demands, causes of action, debts, obligations, promises, acts, agreements, rights of contribution and/or indemnification, and damages of whatever kind or nature, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, liquidated or contingent, actual or potential, joint or individual, that he has had or now has, based on any and all aspects of EXECUTIVE'S employment with the Company or his separation from that employment, including, but not limited to, all claims arising under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974 or any federal, state or local laws or regulations relating to employment or benefits associated with employment; any and all claims relating to personal services performed for EXECUTIVE by the Company; any and all claims relating to unreimbursed expenses incurred while an employee; any and all claims for breach of express or implied contract or the covenant of good faith and fair dealing (whether written or oral), all claims for retaliation or violation of public policy, breach of promise, detrimental reliance or tort (e.g., intentional infliction of emotional distress, defamation, assault, battery, false imprisonment, wrongful termination, interference with contractual or advantageous relationship, etc.), whether based on common law or otherwise; claims for emotional distress, mental anguish, personal injury, loss of consortium, and any and all claims that may be asserted on EXECUTIVE'S behalf by others. The foregoing list is meant to be illustrative rather than inclusive. This release does not preclude EXECUTIVE from seeking to obtain any benefits to which he may be entitled under any employee welfare benefit plan, retirement or profit sharing plan or other employee benefit plan or arrangement sponsored by the Company (other than any severance plan or policy or any other benefit plan or program specifically referred to in the Separation Agreement between EXECUTIVE and Olsten Corporation, of even date herewith and for which payment is made in accordance with the terms hereof, which payment is stated to be in satisfaction of EXECUTIVE'S rights thereunder2), but his entitlement to such benefits, if any, will be determined in accordance with the plan documents.














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               If  EXECUTIVE  initiates or  participates  in any legal action in violation of this release, the Company may reclaim any amounts paid in respect of EXECUTIVE'S termination, without waiving the release granted herein, and terminate any benefits or payments that are due to EXECUTIVE, in addition to any other remedies. This release shall be construed in accordance with the laws of the State of New York, applicable to contracts made and entirely to be performed therein.

               EXECUTIVE ACKNOWLEDGES AND AGREES THAT THIS RELEASE IS A FULL AND FINAL BAR TO ANY AND ALL CLAIM(S) OF ANY TYPE THAT HE MAY NOW HAVE AGAINST THE COMPANY. EXECUTIVE FURTHER ACKNOWLEDGES THAT HE HAS KNOWINGLY WAIVED HIS RIGHT TO BE GIVEN TWENTY-ONE (21) DAYS TO CONSIDER WHETHER TO EXECUTE THIS RELEASE, THAT HE HAS SEVEN (7) DAYS TO RESCIND THIS RELEASE AFTER ITS EXECUTION, THAT HE HAS BEEN ADVISED THAT HE SHOULD SPEAK WITH COUNSEL, AND THAT HE HAS BEEN REPRESENTED BY COUNSEL OF HIS CHOOSING, IN CONNECTION WITH THIS RELEASE.

Dated:____________________ Signed:_____________________










































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